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                                                                      EXHIBIT 99


RACOTEK SPINS OFF NEXTNET TO INVESTORS

MINNEAPOLIS, Sept 23 - (NASDAQ: RACO) - Consulting and technology firm Racotek Inc. said Wednesday it spun off its NextNet Inc. wireless mobile computing unit to an unidentified investment group.

The investors provided initial funding of $8 million for NextNet, whose patented wireless technology is designed to let users send data over cellular telephone networks at rates up to 100 times faster than existing systems. NextNet seeks to develop a system that lets users get online without having to physically "plug in" to a network.

Racotek said it has transferred its patented wireless data transmission technology to NextNet, and retains 44 percent ownership in the company.


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